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                      EXHIBIT 21.  Parent and Subsidiaries
               National Commerce Bancorporation and Subsidiaries
               -------------------------------------------------

     The following table shows the subsidiaries of NCBC, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of December 31, 1998.

                                                                                                                of Voting
  Name                                                     Jurisdiction                                         Securities
   of                                                           of                                              Owned by
Subsidiary                                                 Organization                 Parent                  Parent
----------                                                 ------------                 ------                  -----------
National Bank of Commerce                            United States                        NCBC                     100.00%

Commerce General Corporation                         Tennessee                            NBC                      100.00

NBC Capital Markets Group, Inc.                      Tennessee                            NBC                       80.00

Nashville Bank of Commerce                           Tennessee                            NCBC                     100.00

NBC Bank, FSB (Knoxville)                            Tennessee                            NCBC                     100.00

Commerce Capital Management,
  Inc.                                               Tennessee                            NCBC                     100.00

Monroe Properties, Inc.                              Tennessee                            NCBC                     100.00

National Commerce Bank                               Tennessee                            NBC                      100.00
  Services, Inc.

Commerce Finance Company                             Tennessee                            NBC                      100.00

NBC Bank, FSB (Belzoni)                              Mississippi                          NCBC                     100.00

TransPlatinum Service Corp.                          Tennessee                            NCBC                     100.00

Kenesaw Leasing, Inc.                                Tennessee                         Knoxville                   100.00

J&S Leasing, Inc.                                    Tennessee                         Knoxville                   100.00

National Commerce Capital Trust I                    Delaware                             NCBC                     100.00

     All of the above subsidiaries are included in the consolidated financial statements contained in the report.